For Immediate Release

              For more information, contact:

Cheryl Pabich, Director of Marketing
Phone: (414) 973-4426
Email: Pabich@arinet.com

Investor Contact:

Joe Dorame, Robert Blum, Joe Diaz
Lytham Partners, LLC
Phone: (602) 889-9700

Email: aris@lythampartners.com

ARI Names William H. Luden, III to Board of Directors

Brings proven track record of business growth and high tech business experience

Milwaukee, Wis., March 27, 2012 – ARI Network Services, Inc. (OTCBB:ARIS), a leading provider of technology-enabled DaaS and SaaS business solutions that help dealers, distributors and manufacturers increase revenue and reduce costs, today announced that William (Will) H. Luden, III, of Colorado Springs, Colo. has been appointed to its Board of Directors.  Mr. Luden will serve until the company’s Annual Meeting in January 2013, at which time he will be subject to election by the shareholders.  Luden’s committee assignments are pending.

Luden’s recent business experience includes serving as CEO of InfoPartners, a company he rebuilt and ran from 2002 until he sold the company to Compushare in 2010.  Prior to InfoPartners, Luden held several CEO positions with technology companies including ShowMeTV, Purdy Electronics and Corporate Finance Associates. Earlier in his career, he served as CEO of the InfoSystems and Cellular One divisions of Pacific Telesis, growing each from start-up to revenues of over $100 million. Luden also owned Crisman AudioVision, the second largest independent chain of high-end stereo retail stores in the Rocky Mountain area.  Luden holds a Bachelor of Arts degree in Philosophy from the University of Colorado-Boulder and a Master of Business Administration from Harvard Business School.

 “In addition to a strong management team, a key part of our strategy to create shareholder value is an expanded and independent Board of Directors,” said Brian E. Dearing, ARI’s Chairman of the Board.  “ARI’s newly-created Nomination and Governance Committee has gone through an extensive selection process to bring excellent candidates to the full Board for consideration,” added Dearing. “Will was unanimously approved as the first addition to the Board since 2008. We are delighted to welcome Will as our newest independent member of the Board of Directors.”

“Will’s extensive experience and proven track record of growing businesses from start-up to revenues of well over $100 million will help us adjust and execute on our strategy to drive shareholder value by achieving sustainable, profitable double-digit top line growth,” said Roy W. Olivier, CEO and President of ARI. “In addition, his 30 years of experience in the Silicon Valley and his strong connections in the technology industry, combined with his unquestioned integrity and impeccable ethics, will be a valuable asset to the strategic and tactical work that lies before us,” added Olivier. “I am confident that his contributions will help take ARI to the next level.”

 “I am thrilled to join ARI’s Board of Directors.  ARI has enormous upside potential and I’m excited about the opportunity to be part of helping ARI realize its full growth potential,” said Luden. “I have great respect for Roy, applaud what ARI has been able to accomplish under his leadership, and have tremendous confidence in his ability to lead the ARI team forward to successfully achieve its short- and long-term goals.”

About ARI

ARI Network Services (OTCBB: ARIS) is a leading innovator of Software-as-a-Service (SaaS) and Data-as-a-Service (DaaS) solutions that serve several vertical markets with a focus on the outdoor power, powersports, marine, RV, and appliance segments. Solutions include eCommerce‐enabled websites, lead generation/lead management services, search engine marketing, and electronic catalogs (parts, garments, and accessories). ARI markets its products and services through multiple sales channels and geographic markets and currently serves approximately 18,000 equipment dealers, 125 manufacturers, and 150 distributors worldwide. ARI has customers in more than 100 countries with the primary market being the Americas served by multiple U.S. offices. The company also maintains sales and service operations in the Netherlands serving the EMEA and APAC markets.

For more information on ARI, please visit our Website at www.arinet.com.

Private Securities Litigation Reform Act

Statements in this news release that are not of a historical nature are considered "forward‐looking statements" within the meaning of the Private Securities Litigation Reform Act. The forward‐looking statements can generally be identified by words such as "believes," "anticipates," "expects" or words of similar meaning. Forward‐looking statements also include statements relating to the Company's future performance, such as future prospects, revenues, profits and cash flow. The forward‐looking statements are subject to risks and uncertainties, which may cause actual results to be materially different from any future performance suggested in the forward‐looking statements. Such risks and uncertainties include those factors described in Part 1A of the Company’s annual report on Form 10‐K for fiscal year ended July 31, 2011, filed with the Securities and Exchange Commission earlier today. Readers are cautioned not to place undue reliance on these forward‐looking statements. The forward‐looking statements are made only as of the date hereof, and the Company undertakes no obligation to publicly release the result of any revisions to these forward‐looking statements. For more information, please refer to the Company’s filings with the Securities and Exchange Commission.